UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 21, 2008

THE HOME DEPOT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8207	95-3261426
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

2455 Paces Ferry Road, N.W. Atlanta, Georgia 30339

(Address of Principal Executive Offices) (Zip Code)

(770) 433-8211

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2008, the Company’s Board of Directors appointed Marvin R. Ellison, age 43, to the position of Executive Vice President – U.S. Stores.  Mr. Ellison will replace Paul Raines who resigned as Executive Vice President – U.S. Stores.

Mr. Ellison previously served as the Company’s President – Northern Division since January 2006.  He served as Senior Vice President – Logistics from August 2005 through January 2006 and as Vice President – Logistics from October 2004 through August 2005.  Mr. Ellison served as Vice President – Loss Prevention from June 2002 through October 2004.

The Company will file an amendment to this Form 8-K containing certain terms of Mr. Ellison’s employment required by Item 5.02(c)(3) within four business days following the determination of such information.

A copy of the Company’s press release announcing Mr. Ellison’s appointment is attached hereto as Exhibit 99.1.

Item 9.01.       Financial Statements and Exhibits.

Exhibit	Description

99.1	Press Release of The Home Depot, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOME DEPOT, INC.

By:	/s/ Jack A. VanWoerkom
	Name:	Jack A. VanWoerkom
	Title:	Executive Vice President, Secretary and General Counsel

Date:  August 25, 2008

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release of The Home Depot, Inc.